Exhibit 10.12

Barberry Corp.

Effective as of February 4, 2014

Cadus Corporation

767 Fifth Avenue

New York, New York 10153

Re:	Capital Contributions in Respect of Compensation Paid to Bayswater Brokerage Florida LLC

Gentlemen:

The undersigned, Barberry Corp., is controlled by Carl Icahn and holds 1,899,622 shares of the common stock of Cadus Corporation (“Cadus”). Bayswater Brokerage Florida LLC (“Bayswater”), also an entity controlled by Mr. Icahn, is providing brokerage services to Cadus or its subsidiaries on a non-exclusive basis. This is to confirm our agreement that, to the extent Bayswater receives any compensation for such brokerage services provided to Cadus, the undersigned will promptly make capital contributions to Cadus for the full amount of any such compensation received by Bayswater. The undersigned understands and agrees that it will not be issued stock of Cadus Corporation or any other consideration in respect of such capital contributions.

Very truly yours,

BARBERRY CORP.

By:	/s/ Keith Cozza
Name: Keith Cozza
Title: Secretary; Treasurer

ACKNOWLEDGED AND AGREED:

CADUS CORPORATION

By:	/s/ David Blitz
Name: David Blitz
Title: President